Exhibit 10.1a

AMMENDMENT TO THE ASSET PURCHASE AGREEMENT

Dated December 1, 2015

BETWEEN

TARSIER LTD. AND DEMANSYS ENERGY INC.

The following Amendment made on December 30, 2015 between Tarsier Systems Ltd and DemanSYS Energy LLC amends and overrides the Asset purchase Agreement entered into on December 1, 2015 between the parties.

1.	DemanSYS agrees that should a payment be required for liabilities accrued in advance of December 1st, 2015 that inhibit Tarsier to enable operation of the Assets. Tarsier will make such payment and it will be deducted from the last payment with regard to the purchase price. Tarsier will obtain approval from DemanSYS to make such deduction which will not be unreasonably withheld.

2.	DemanSYS agrees to execute an irrevocable NYISO Form J upon signing of this agreement or at any time requested by Tarsier for the distribution of NYISO payments to any account as directed by Tarsier.

3.	As of December 31st, 2015 DemanSYS will terminate all of its employees and Tarsier will enter into employment relationships with those employees.

4.	The parties hereby agree in that the Asset Purchase Agreement is now closed pursuant to the terms of the Asset Purchase Agreement entered into on December 1st, 2015. This closing date supersedes any other references to closing dates in this agreement.

5.	The parties agree that upon successful release of 2,500,000 Tarsier shares from Escrow as pursuant to the Asset Purchase Agreement, DemanSYS will only register monthly free trading shares in the amount of 10% of the average trading volume for the previous month.

6.	DemanSYS represents and certified that as of December 31st, DemanSYS is in good standing with Alcoa and the parties have agreed to the following:

a. Continue to provide service under the original contract dated Dec 30, 2013.

b. As of December 31, 2015 the total due Alcoa is $571,757.95. This amount will be reduced by payments of $150,000 and $135,000 from the $450,000 note, and $75,000 from the DemanSYS FA account leaving a balance due of $211,757.  This amount is owed by DemanSYS, and will be reflected in the new Alcoa agreement as a DemanSYS liability and will be reduced by a 5% surcharge to the existing 20% revenue share.

Tarsier Ltd.

Signature:	/s/ Isaac H. Sutton

Name Isaac H. Sutton

Title: CEO

Date: December 30, 2015

Demansys Energy Inc.

Signature:	/s/ Jeffrey M. Lines

Name:

Title:

Date: